Exhibit 99.1

Prime Impact Acquisition I Announces It Has Regained Compliance with NYSE Listing Requirements

NEW YORK, May 28, 2021— Prime Impact Acquisition I (NYSE: PIAI, the “Company”) announced today that it has regained compliance with Section 802.01E of the New York Stock Exchange (“NYSE”) Listed Company Manual (the “Rule”) after filing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”) on May 28, 2021.

On May 25, 2021, the Company received a notice from the NYSE indicating that the Company was not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file the Form 10-Q with the SEC as required by the Rule.

About Prime Impact Acquisition I

Prime Impact Acquisition I is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Prime Impact Acquisition I’s anticipates targeting companies or divisions of companies, globally in the TMT, Med Tech and Industrial Tech sectors.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the Company’s initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Mike Cordano

650-825-6965

admin@primeimpactcapital.com